Consent of Independent Registered Public Accounting Firm

S.E. Asia Emerging Market Co., Ltd.
75 Bukit Timah Road #05-02 Boon Siew Building
Singapore 229833

We hereby consent to the use in this Amendment No. 7 to  Registration Statement on Form F-1 of our report dated September 15, 2010, except Note 8 as to which the date is February 14, 2011, relating to the financial statements of S.E. Asia Emerging Market Co., Ltd.  We also consent to the reference to us under the caption Experts in the Prospectus.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
March 22, 2011